Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (First Amendment) is dated as of October 10, 2011 by and between Simi Valley-NCR, LLC, a California limited liability company, as lessor (Lessor) and AeroVironment, Inc., a Delaware corporation, as lessee (Lessee).

RECITALS

A.

Lessor's predecessor-in-interest and Lessee entered into a Standard Industrial/Commercial Single-Tenant Lease - Net dated February 12, 2007 (the Lease). Capitalized terms not defined herein shall have the meanings set forth in the Lease.

B.	Pursuant to the Lease, Lessee leases an industrial building containing approximately 105,083 square feet located at 85 Moreland Road, Simi Valley, California (the Premises).

C.	The term of the Lease expires on June 30, 2012.

D.	Lessor and Lessee desire to amend the Lease as set forth herein.

E.	Lessor and Lessee desire that the terms, conditions and covenants of the Lease, except to the extent amended herein, remain in full force and effect.

NOW, THEREFORE, upon execution of this First Amendment, the foregoing recitals, the terms and covenants of this First Amendment and other consideration, the receipt and sufficiency are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.          Term. The term of the Lease shall be extended for a period of sixty (60) months to expire on June 30, 2017.

2.          Base Rent. Commencing November l, 2011, the monthly Base Rent shall be $61,999. Commencing November 1, 2013 and annually thereafter, the monthly Base Rent then payable hereunder shall be increased by two and one-half percent (2.5%), compounded annually.

3.          Extension Options. Lessee has two (2) options to extend the Lease, each for a five (5) year period as set forth in Section 3 of the Addendum to Single-Tenant Lease. If Lessee timely exercises its extension option pursuant to Section 3 of the Addendum to Single-Tenant Lease, Base Rent at the commencement of each option shall be equal to the then Market Rent (as defined and determined in accordance with Section 3 of the Addendum to Single Tenant Lease.  Monthly Base Rent payable during the term of each option period shall be increased on the first anniversary of the commencement of the option period and annually thereafter by two and one-half percent (2.5%), compounded annually.

4.          Lessor Work. Lessor, at Lessor's sole cost and expense, shall complete the following work prior to January 15, 2012:

(i) Seal balconies and replace recessed lights and ceiling below balconies, if damaged;
(ii)	Install decorative iron fence on the cul de sac entry from Moreland Road and a chain link

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fence on the east and south perimeter of Premises and remove landscaping in the area where the fence is being installed; and
(iii)	Replace office HVAC units that have exceeded useful life.

5.          Tenant Improvements. Lessee covenants and agrees to complete tenant improvements, including but not limited hard wall office construction, conference room construction, laboratory construction, electrical and HVAC repairs installed by Lessee, replacement of carpet, interior upgrades and enhanced security system upgrades (collectively, the Work). Any and all such work shall be in compliance with Sections 6 and 7 of the Lease and  all applicable laws, rules, regulations, codes and ordinances. Lessee shall confirm contractors have all required licenses and insurance certificates, complete all necessary plans, and obtain all applicable permits required by governmental authorities. Lessee shall provide Lessor at least fourteen (14) days' notice in writing prior to commencing any work upon the Premises. All work shall be done in a good and workmanlike manner, with good and sufficient materials.

Lessee shall timely pay all claims for labor or materials furnished and obtain unconditional waivers and lien releases from each contractor and subcontractor. Lessee shall do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee, or anyone holding the Premises, or any part thereof, through or under Lessee. If any such lien shall at any time be filed against the Premises, Lessee shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Lessee in Lessee's discretion and in good faith determines that such lien should be contested, shall furnish such security as may be necessary or required to: (i} prevent any foreclosure proceedings against the Premises during the pendency of such contest, and (ii) cause First American Title Company or other mutually satisfactory title company to remove such lien as a matter affecting title to the Premises on a title policy or report with respect to the Premises. If Lessee shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Lessor resulting from Lessee's said default, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Lessee shall repay to Lessor on demand all sums disbursed or deposited by Lessor, including Lessor's costs, expenses and actual attorneys' fees incurred by Lessor in connection therewith, with interest thereon at the maximum rate permitted by law.

Lessee shall timely submit for payment all claims for labor or materials furnished and obtain unconditional waivers and liens releases from each contractor, supplier and subcontractor. Lessee shall deliver to Lessor the following for Lessor's review and approval: (i) unconditional waivers and lien releases; (ii) contracts and contractor invoices; (iii) cancelled checks (if applicable); and (iv) other documentation requested by Lessor. Lessor shall have the right to inspect any and all such work prior to paying for the Work. Following receipt and approval by Lessor of the required documentation for the Work, Lessor shall pay the contractors directly or issue joint checks; provided, however, in no event shall such payments in the aggregate exceed the tenant improvement allowance of $525,415. Such requests for reimbursement shall be for a minimum of $50,000 and not more frequently than once per month. Lessee represents and warrants that as of the date of this First Amendment, Lessee has no knowledge of any outstanding building code, life safety or ADA issues with respect to the Premises. Lessor shall be responsible for the cost to correct any building code, life safety, and ADA issues existing as of the date of this First.  Amendment if and when correction is lawfully cited and required by a governmental agency with jurisdiction over such matters.

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All alterations, improvements, remodeling, additions or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises, shall at the termination of this Lease become the property of Lessor and remain upon and be surrendered with the Premises, unless otherwise required by Lessor in its sole discretion to be removed from the Premises upon the surrender thereof.

6.          Maintenance and Repair. Except as expressly set forth in this First Amendment, the responsibilities set forth in Section 7 of the Lease remain in full force and effect. A licensed roofing contractor selected by Lessor (Roofing Contractor) shall perform an initial assessment, and immediate repairs identified in such assessment (Roof Repairs) shall be completed at Lessor's cost no later than December 15, 2011. After completion of the Roof Repairs, Lessee shall utilize the Roofing Contractor and pay roof repair costs up to and including $800 per occurrence, and roof repair costs exceeding $800 per occurrence shall be at Lessor's cost. Following Lessee's repainting of the exterior of the Premises in accordance with Paragraph 5 above, Lessee shall pay for repairs to the exterior of the building (including parking lot repairs, walkways, fences, exterior lighting fixtures, hydrants, irrigation systems and all backflow devices) up to and including $1,000 per occurrence, and repairs to the exterior of the building exceeding $1,000 per occurrence shall be at Lessor's cost.

The exterior painting of the building utilizing an acrylic Dunn Edwards brand shall be performed no later than November 1, 2015 on a date to be mutually agreed upon by Lessor and Lessee. Lessor shall obtain three bids from contractors, and Lessee will select one from such bids. Lessee and Lessor will each pay 50% of the cost of such work.

7.          Right of First Refusal. During the Term of this Lease, if Lessor shall·  decide to sell the Premises, Lessee shall have the right to purchase on the following terms and conditions:

(a)

If Lessor delivers to Lessee a copy of a written offer of a third party (Offer), Lessee shall have fifteen (15) calendar days after receipt of the Offer to notify Lessor in writing of Lessee's election to purchase the Premises on the terms of such Offer.  If Lessee fails to timely perform in accordance with the terms of such Offer or if Lessee does not elect to purchase on the terms of such Offer, this right of first refusal shall terminate and be of no further force or effect.

(b)

In the alternative, Lessor may request Lessee to propose terms of purchase and Lessee shall have fifteen (15) calendar days after receipt of Lessor's request for a proposal to notify Lessor in writing of Lessee's proposed terms. If Lessor and Lessee are not able to reach an agreement on terms of sale within thirty (30) days of Lessor's request, this right of first refusal shall terminate and be of no further force or effect; provided that Lessor sells the Premises within one year for at least ninety percent (90%) of the purchase price offered by Lessee.

8.          Notices.  Notices to Lessor shall be delivered to:

Simi Valley-NCR, LLC

5150 Overland Avenue

Culver City, California 90230

Attention:  Nicole Abend

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9.          Brokerage Commission. Lessor and Lessee represent and warrant that they respectively have not dealt with any brokers in connection with this First Amendment other than UGL Services. Lessor shall pay to UGL Services a one-time commission upon mutual execution and delivery of this First Amendment pursuant to the terms of a separate written agreement between Lessor and UGL Services.  Lessee hereby indemnifies and agrees to protect, defend and hold harmless Lessor and its successors and assigns from and against all liability, cost, damage or expense (including, without limitation, attorneys' fees and costs incurred in connection therewith) on account of any other brokerage commission or finder's fee in connection with the Premises, this First Amendment or the Lease.

10.        No Lessor Default. Lessee hereby confirms that, as of the date hereof: (i) Lessor is not in default under the Lease, and (ii) Lessee has no existing claim arising out of or relating to the Lease for any action or inaction by Lessor prior to the date hereof.

11.        Reaffirmation. Lessee hereby acknowledges that Lessee has no offsets, claims or defenses whatsoever under the Lease, and Lessee hereby reaffirms all of its obligations under the Lease.

12.        Authority. If Lessee is a corporation or partnership, each individual executing this First Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this First Amendment, and Lessee shall, upon Lessor's request, deliver to Lessor evidence of such authority satisfactory to Lessor. If Lessor is a corporation, partnership, limited liability company or other similar entity, each individual executing this First Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this First Amendment.

13.        Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this First Amendment had executed the same counterpart.

14.        No Other Modifications. Except as expressly modified herein, all other terms of the Lease shall remain in full force and effect for the term stated in this First Amendment and said Lease is hereby incorporated by reference as if set forth in its entirety.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the date and year first written above.

LESSOR:

SIMI VALLEY-NCR, LLC,

a California limited liability company

By:Northridge Campus Residence, L.P., a California limited partnership, its sole and managing member

By:WLB GROUP GP LLC,

a California limited liability company, a general partner

By :  /s/ Warren Brenslow

Warren L. Breslow Manager

LESSEE: AEROVIRONMENT, INC., a Delaware corporation By: /s/ Cathleen S. Cline Print Name: Cathleen S. Cline Print Title: SVP Admin. By: /s/ Timothy Conver Print Name: Timothy Conver Print Title: CEO

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SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is dated as of June 2, 2017 by and between Simi Valley-NCR, LLC, a California limited liability company, as lessor (“Lessor”) and AeroVironment, Inc., a Delaware corporation, as lessee (“Lessee”).

RECITALS

A.

Lessor’s predecessor-in-interest and Lessee entered into a Standard Industrial/Commercial Single-Tenant Lease - Net dated February 12, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated October 10, 2011 (the “First Amendment”) (collectively the “Lease”).  Capitalized terms not defined herein shall have the meanings set forth in the Lease.

B.	Pursuant to the Lease, Lessee leases an industrial building containing approximately 105,083 square feet located at 85 Moreland Road, Simi Valley, California (the “Premises”).
C.	The term of the Lease expires on June 30, 2017.
D.	Lessor and Lessee desire to amend the Lease as set forth herein.
E.	Lessor and Lessee desire that the terms, conditions and covenants of the Lease, except to the extent amended herein, remain in full force and effect.

NOW, THEREFORE, upon execution of this Second Amendment, the foregoing recitals, the terms and covenants of this Second Amendment and other consideration, the receipt and sufficiency are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.	Term. The term of the Lease shall be extended for a period of five (5) years to expire on June 30, 2022 (such new term, the “2017 Renewal Term”).
2.

Base Rent.  Commencing July 1, 2017, the monthly Base Rent shall be $65,151.46. Commencing July 1, 2018 and annually thereafter, the monthly Base Rent then payable hereunder shall be increased by two and one-half percent (2½%), compounded annually.

3.

Extension Options.  Lessee shall continue to have two (2) options to extend the Lease, each for a five (5) year period as set forth in Section 3 of the Addendum to Single-Tenant Lease and Paragraph 3 of the First Amendment.

4.	Lessor Work. Lessor, at Lessor’s sole cost and expense, shall complete the following work prior to October 31, 2017:
(i)	Remove or prune trees surrounding the surface parking lot on the Premises to address root intrusions;
(ii)	Repair damage to the parking lot caused by root intrusions; and
(iii)	Apply new topcoat to surface parking lot and restripe of parking stalls.

Lessee acknowledges and agrees that: (a) Lessor has completed Lessor’s work set forth in Paragraph 4 of the First Amendment, except for Paragraph 4(iii) of the First Amendment which is hereby deleted and no longer a part of Lessor’s work, and (ii) Landlord has increased the Tenant Improvement Allowance (defined in Paragraph 5 below) for Lessee’s replacement of the heating, ventilation, and air conditioning (“HVAC”) units, among other things, as provided in Section 5 below.

5.          Tenant Improvements.  Paragraph 5 of the First Amendment is hereby deleted in its entirety.

Lessee covenants and agrees to complete tenant improvements, including but not limited to construction of permanently affixed capital improvements (excluding fixtures, furnishings and equipment) (collectively, the “Work”).

For purposes of this Second Amendment, “Replacement Cost” means the cost to replace an HVAC unit at the Premises with a new like-kind HVAC unit in size and quality.  Within 3 months after the execution of this Second Amendment, the parties agree to have a mutually agreeable licensed independent HVAC technician conduct an inspection of each HVAC unit at the Premises who will determine whether the required repair costs for any of the HVAC units exceed 50% of the Replacement Cost.  Lessee and Lessor shall each pay 50% of the cost of such inspection and report.   Lessee, as part of the Work, agrees to (i) replace any HVAC unit with a new like-kind HVAC unit in size and quality for which such technician determines that the costs to repair such HVAC unit exceed 50% of the Replacement Cost and (ii) timely complete any other repair work identified by such technician.

Lessee shall submit plans and scope of work for Lessor’s approval prior to commencement.  Any and all such work shall be in compliance with Sections 6 and 7 of the Lease and all applicable laws, rules, regulations, codes and ordinances.  Lessee shall confirm contractors have all required licenses and insurance certificates, complete all necessary plans, and obtain all applicable permits required by governmental authorities.  Lessee shall provide Lessor at least fourteen (14) days’ notice in writing prior to commencing any work upon the Premises. All work shall be done in a good and workmanlike manner, with good and sufficient materials.

Lessee shall timely pay all claims for labor or materials furnished and obtain unconditional waivers and lien releases from each contractor and subcontractor.  Lessee shall do all things reasonably necessary to prevent the filing of any mechanics’ or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee, or anyone holding the Premises, or any part thereof, through or under Lessee.  If any such lien shall at any time be filed against the Premises, Lessee shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Lessee in Lessee’s discretion and in good faith determines that such lien should be contested, shall furnish such security as may be necessary or required to:  (i) prevent any foreclosure proceedings against the Premises during the pendency of such contest, and (ii) cause First American Title Company or other mutually satisfactory title company to remove such lien as a matter affecting title to the Premises on a title policy or report with respect to the Premises.  If Lessee shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Lessor resulting from Lessee’s said default, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law.  Lessee shall repay to Lessor on demand all sums disbursed or deposited by Lessor, including Lessor’s costs, expenses and actual attorneys’ fees incurred by Lessor in connection therewith, with interest thereon at the maximum rate permitted by law.

Lessee shall timely pay all claims for labor or materials furnished and obtain unconditional waivers and liens releases from each contractor, supplier and subcontractor.  Lessee’s requests for reimbursement shall be: (a) for a minimum of $50,000 and not more frequently than once per month, (b) for work completed after the date of this Second Amendment and prior to December 31, 2019, and (c) submitted for reimbursement prior to January 31, 2020.  Prior to January 31, 2020, Lessee shall deliver to Lessor the following for Lessor’s review and approval in connection with reimbursement for Work completed prior to December 31, 2019: (i) unconditional waivers and lien releases; (ii) contracts and contractor invoices; (iii) cancelled checks; and (iv) final plans for the Work. Lessor shall have the right to inspect any and all such work prior to reimbursing Lessee for the Work.  Following receipt and approval by Lessor of the required documentation for the Work, Lessee shall pay the contractors directly provided, however, in no event shall the reimbursements by Lessor to Lessee in the aggregate exceed the tenant improvement allowance of Four Hundred Twenty Thousand Three Hundred Thirty Two Dollars ($420,332).

All alterations, improvements, remodeling, additions or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises, shall at the termination of this Lease become the property of Lessor and remain upon and be surrendered with the Premises, unless otherwise required by Lessor in its sole discretion to be removed from the Premises upon the surrender thereof.

6.          Maintenance and Repair.  Lessee and Lessor acknowledge and agree that the Roof Repairs and exterior painting required by Paragraph 6 of the First Amendment have been completed.

Except as expressly set forth in this Second Amendment, the responsibilities set forth in Section 7 of the Lease (as modified by Paragraph 6 of the First Amendment) remain in full force and effect.  Except as otherwise stated in Paragraph 5 of this Second Amendment, Lessee shall, at Lessee’s sole cost and expense, be responsible for procuring and maintaining a contract for the inspection, maintenance and service of all HVAC units.  Notwithstanding anything to the contrary in Section 7.1(d) of the Lease, during the 2017 Renewal Term and any Option, Lessee, at Lessee’s sole cost and expense shall replace the HVAC units with new like-kind units in size and quality as and when the required repairs exceed 50% of the replacement cost.

In addition to the foregoing, during the three-month period prior to the end of the 2017 Renewal Term and each Option (if exercised), the parties agree to have a mutually agreeable licensed independent HVAC technician conduct an inspection of each HVAC unit at the Premises who will determine whether the costs for the required repairs on each HVAC unit exceed 50% of the Replacement Cost.  Lessee and Lessor shall each pay 50%

of the cost of such inspection and report.   Lessee, at Lessee’s sole cost and expense, shall be responsible for: (i) replacing any HVAC unit for which the HVAC technician determines that the required repair costs exceed 50% of the Replacement Cost with a new like-kind unit in size and quality; and (ii) completing prior to Lease expiration all repairs recommended in such report.

7.          Hazardous Substances. Lessee hereby discloses that Lessee is handling, transporting, storing, using and/or disposing of DOT Class 1, Division 3 & 4 explosives (“Explosives”) necessary for Lessee’s business, which Explosives are used to propel a drone out of a launch tube.  Attached hereto as Exhibit B is a copy of Lessee’s licenses and permits required to handle the Explosives, which Lessee shall maintain in good standing.  Lessee’s handling, transporting, storage, use, and disposal of any and all such Explosives shall at all times be performed in a safe and lawful manner and in compliance with Paragraph 6.2 of the Lease (including, but not limited to, remediation and indemnification) and all Applicable Requirements.  Lessee shall not allow any Explosives to be discharged or Hazardous Substances to be released at the Project nor contaminate the building, land or the environment.  Lessee shall obtain and keep in full force and effect a Commercial General Liability policy pursuant to Paragraph 8.2(a) of the Lease with an annual aggregate (together with excess policies maintained by Lessee) of not less than $50,000,000.  Lessee’s obligation to pay the premium for property insurance pursuant to Paragraph 8.3 of the Lease shall include any additional premium relating to the above use.

8.          Surrender of the Premises.  In addition to the obligations set forth in Section 7.4 of the Lease, Lessee at Lessee’s sole cost and expense shall prior to the expiration of the Lease or any earlier termination date restore the Premises as more particularly set forth in Exhibit A attached hereto and made a part hereof.    Lessee shall at its sole cost and expense remove all improvements and structures in the clouded and hashed area and return such areas to their condition at the commencement of the Lease, including, but not limited to, broom clean condition, high bay warehouse, utilities stubbed back to exterior walls and mechanical duct work removed.

9.          Non-Disturbance Agreement. Landlord shall use commercially reasonable efforts after the execution of this Second Amendment to obtain a non-disturbance agreement from lender in form acceptable to such lender.

10.        Brokerage Commission. Lessor and Lessee represent and warrant that they respectively have not dealt with any brokers in connection with this Second Amendment other than Lessor’s broker JLL and Lessee’s broker Cresa Los Angeles.  Lessor shall pay to Cresa Los Angeles a three percent (3%) commission within sixty days of the mutual execution and delivery of this Second Amendment and a commission to JLL pursuant to the terms of a separate written agreement between Lessor and JLL.  Lessee hereby indemnifies and agrees to protect, defend and hold harmless Lessor and its successors and assigns from and against all liability, cost, damage or expense (including, without limitation, attorneys’ fees and costs incurred in connection therewith) on account of any other brokerage commission or finder’s fee in connection with the Premises, this Second Amendment or the Lease.

11.

No Lessor Default. Lessee hereby confirms that, as of the date hereof: (i) Lessor is not in default under the Lease, and (ii) Lessee has no existing claim arising out of or relating to the Lease for any action or inaction by Lessor prior to the date hereof.

12.	Reaffirmation. Lessee hereby acknowledges that Lessee has no offsets, claims or defenses whatsoever under the Lease, and Lessee hereby reaffirms all of its obligations under the Lease.
13.

Authority.  If Lessee is a corporation or partnership, each individual executing this Second Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Second Amendment, and Lessee shall, upon Lessor’s request, deliver to Lessor evidence of such authority satisfactory to Lessor.  If Lessor is a corporation, partnership, limited liability company or other similar entity, each individual executing this Second Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Second Amendment.

14.

Counterparts.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Second Amendment had executed the same counterpart.

15.

No Other Modifications.  Except as expressly modified herein, all other terms of the Lease shall remain in full force and effect for the term stated in this Second Amendment and said Lease is hereby incorporated by reference as if set forth in its entirety.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the date and year first written above.

LESSOR:	LESSEE:

SIMI VALLEY-NCR, LLC,

a California limited liability company

By:  Northridge Campus Residence, L.P., a California limited partnership, its sole and managing member

By:  JG GROUP GP LLC, a California limited liability company, a general partner

By:  /s/ Barry Cayton

Manager

AEROVIRONMENT, INC., a Delaware corporation By: /s/ Wahid Nawabi Print Name: Wahid Nawabi Print Title: CEO By: /s/ Kirk J. Flittie Print Name: Kirk J. Flittie Print Title: VP & GM

EXHIBIT A

The hatched area below indicates the area in which the Lessee shall restore the Premises back to a condition that would provide open warehouse (floor to roof) upon expiration or termination of the Lease.  Any area that is not directly under the mezzanine area excluding restrooms, stairwells, and utility rooms would be subject to removal by Lessee at Lessee’s expense.  Said work shall include but not limited to removing interior rooms, walls, ceilings, equipment, interior structures, capping fire sprinklers and electrical to the closest point to the roof of the building and/or to a remaining side wall/nearest junction box.  HVAC ducting shall be removed back to the roof.  The Mezzanine Office area of approximately 22,000 sf shall be excluded from this removal requirement.

EXHIBIT B

 LESSEE’S FEDERAL EXPLOSIVES LICENSE/PERMIT

U.S. Department of Justice
Bureau of Alcohol, Tobacco, Firearms and Explosives

Federal Explosives License/Permit
(18 U.S.C. Chapter 40)

In accordance with the provisions of Title XI, Organized Crime Control Act of 1970, and the regulations issued thereunder (27 CFR Part 555), you may engage in the activity specified in this license or permit within the limitations of Chapter 40, Title 18, United States Code and the regulations issued thereunder, until the expiration date shown. **THIS LICENSE IS NOT TRANSFERABLE UNDER 27 CFR 555.53.** See "WARNINGS" and "NOTICES" on reverse.

Direct ATF Correspondence To	ATF - Chief, FELC 244 Needy Road Martinsburg, WV 25405-9431	License/Permit Number	**9-CA-111-34-0A-01230**
Chief, Federal Explosives Licensing Center (FELC)	Christopher R. Reeves	Expiration Date	**January 1, 2020**

Name
AEROVIRONMENT INC

Premises Address (Changes? Notify the FELC at least 10 days before the move.)
900 INNOVATORS WAY
SIMI VALLEY, CA 93065-

Type of License or Permit
34-USER OF EXPLOSIVES

Purchasing Certification Statement

The licensee or permittee named above shall use a copy of this license or permit to assist a transferor of explosives to verify the identity and the licensed status of the licensee or permittee as provided by 27 CFR Part 555. The signature on each copy must be an original signature. A faxed, scanned or e-mailed copy of the license or permit with a signature intended to be an original signature is acceptable. The signature must be that of the Federal Explosives Licensee (FEL) or a responsible person of the FEL. I certify that this is a true copy of a license or permit issued to the licensee or permittee named above to engage in the business or operations specified above under "Type of License or Permit."

Mailing Address (Changes? Notify the FELC of any changes.)
AEROVIRONMENT INC
900 INNOVATORS WAY ATTN: JOEL DISPENZA
SIMI VALLEY, CA 93065-

[signature]
Licensee/Permittee Responsible Person Signature

CEO
Position/Title

WAHID NAWABI
Printed Name

4/14/17
Date

Previous Edition is Obsolete   AEROVIRONMENT INC 900 INNOVATORS WAY 93065 9-CA-111-34-0A-01230 January 1, 2020 34-USER OF EXPLOSIVES

ATF Form 5400.14/5400.15 Part I
Revised October 2011

Federal Explosives License (FEL) Customer Service Information

Federal Explosives Licensing Center (FELC)
244 Needy Road
Martinsburg, WV 25405-9431

Toll-free Telephone Number: (877) 283-3352
Fax Number: (304) 616-4401
E-mail: FELC@atf.gov

ATF Homepage: www.atf.gov

Change of Address *(27 CFR 555.54(a)(1))*. Licensees or permittees may during the term of their current license or permit remove their business or operations to a new location at which they intend regularly to carry on such business or operations. The licensee or permittee is required to give notification of the new location of the business or operations not less than 10 days prior to such removal with the Chief, Federal Explosives Licensing Center. The license or permit will be valid for the remainder of the term of the original license or permit. **(The Chief, FELC, shall, if the licensee or permittee is not qualified, refer the request for amended license or permit to the Director of Industry Operations for denial in accordance with § 555.54.)**

Right of Succession (*27 CFR 555.59*). (a) Certain persons other than the licensee or permittee may secure the right to carry on the same explosive materials business or operations at the same address shown on, and for the remainder of the term of, a current license or permit. Such persons are: (1) The surviving spouse or child, or executor, administrator, or other legal representative of a deceased licensee or permittee; and (2) A receiver or trustee in bankruptcy, or an assignee for benefit of creditors. (b) In order to secure the right provided by this section, the person or persons continuing the business or operations shall furnish the license or permit for for that business or operations for endorsement of such succession to the Chief, FELC, within 30 days from the date on which the successor begins to carry on the business or operations.

(Continued on reverse side)

Cut Here ✂

Federal Explosives License/Permit (FEL) Information Card

License/Permit Name: **AEROVIRONMENT INC**

Business Name:

License/Permit Number: **9-CA-111-34-0A-01230**

License/Permit Type: **34-USER OF EXPLOSIVES**

Expiration: **January 1, 2020**

Please Note: Not Valid for the Sale or Other Disposition of Explosives.

WARNINGS

1. As provided in Title XI of the Organized Crime Control Act of 1970 (U.S.C. § 842(i)), it is unlawful for any person who (1) is under indictment for, or has been convicted in any court of, a crime punishable by imprisonment for a term exceeding 1 year, (2) is a fugitive from justice, (3) is an unlawful user of, or addicted to any controlled substance *(as defined in section 102 of the Controlled Substances Act (21 U.S.C. 802))*, (4) has been adjudicated as a mental defective or has been committed to a mental institution, to ship, transport, or receive any explosive materials in interstate or foreign commerce, (5) is an alien, other than an alien who is lawfully admitted for permanent residence *(as that term is defined in section 101(a)(20) of the Immigration and Naturalization Act)*, or meets any other exception under section 842(i)(5), (6) has been discharged from the armed forces under dishonorable conditions, or (7) having been a citizen of the United States, has renounced the citizenship of that person.
2. **Federal Regulation 27 CFR 555.53 - Licensees and permits issued under this part are not transferable to another person. In the event of the lease, sale, or other transfer of the business or operations covered by the license or permit, the successor must obtain the license or permit required by this part before commencing business or operations.**
3. **Alteration or Changes to the License or Permit. Alterations or changes in the original license or permit or in duplications thereof violates 18 U.S.C. 1001, an offense punishable by imprisonment for not more than 5 years and/or a fine of not more than $250,000.**

NOTICES

1. Any change in trade name or control of this business or operations MUST be reported within 30 days of the change to the Chief, Federal Explosives Licensing Center (FELC), 244 Needy Road, Martinsburg, WV 25405-9431. (27 CFR 555.56-555.57). A licensee or permittee who reports a Change of Control must, upon expiration of the license or permit, file an ATF Form 5400.13/5400.16.
2. Under § 555.46, Renewal of License/Permit, if a licensee or permittee intends to continue the business or operations described on a license or permit issued under this part during any portion of the ensuing year, the licensee or permittee shall, unless otherwise notified in writing by the Chief, FELC, execute and file with ATF prior to the expiration of the license or permit an application for a license or permit renewal, ATF Form 5400.14/5400.15 Part III, in accordance with the instructions on the form, and the required fee. In the event the licensee or permittee does not timely file an ATF Form 5400.14/5400.15 Part III, the licensee or permittee must file an ATF Form 5400.13/5400.16 as required by § 555.45, and obtain the required license or permit before continuing business or operations. A renewal application will automatically be mailed by ATF to the "mailing address" on the license or permit approximately 60 days prior to the expiration date of the license or permit. <u>If the application is not received 30 days prior to the expiration date, the licensee or permittee should contact the FELC.</u>
   Note: The user-limited permits are not renewable.
3. This license or permit is conditional upon compliance by you with the Clean Water Act (33 U.S.C. § 1341(a)).
4. THIS LICENSE OR PERMIT MUST BE POSTED AND KEPT AVAILABLE FOR INSPECTION (27 CFR 555.101).

ATF Form 5400.14/5400.15 Part I
Revised October 2011

Federal Explosives License (FEL) Customer Service Information

(Continued from front)

Discontinuance of Business *(27 CFR 555.61)(27 CFR 555.128)*. Where an explosives materials business or operations is succeeded by a new licensee or permittee, the records prescribed by this subpart shall appropriately reflect such facts and shall be delivered to the successor, or may be, within 30 days following business discontinuance, delivered to the ATF Out-of-Business Records Center, 244 Needy Road, Martinsburg, WV 25405, or to any ATF office in the division in which the business was located. Where discontinuance of the business is absolute, the records shall be delivered within 30 days following the business discontinuance to the ATF Out-of-Business Records Center, 244 Needy Road, Martinsburg, WV 25405, or to any ATF office in the division in which the business was located.

Explosive materials must be stored in conformance with requirements set forth in 27 CFR, Part 55. It is unlawful for any person to store any explosive materials in a manner not in conformity with these regulations.

TO REPORT LOST OR STOLEN EXPLOSIVES, YOU MUST IMMEDIATELY NOTIFY ATF:
CALL TOLL FREE - (888) ATF-BOMB

✂ Cut Here

Federal Explosives Licensing Center (FELC) 244 Needy Road Martinsburg, WV 25405-9431	Toll-free number: (877) 283-3352 Fax number: (304) 616-4401 E-mail: FELC@atf.gov

ATF Hotline Numbers

Arson Hotline: 1-888-ATF-FIRE (1-888-283-3473)
Bomb Hotline: 1-888-ATF-BOMB (1-888-283-2662)
Report Illegal Firearms Activity: 1-800-ATF-GUNS (1-800-283-4867)
Firearms Theft Hotline: 1-888-930-9275
Report Stolen, Hijacked or Seized Cigarettes: 1-800-659-6242
Other Criminal Activity: 1-888-ATF-TIPS (1-888-283-8477)